Exhibit 10.4

AMENDED AND RESTATED GLOBAL SECURITY AGREEMENT

THIS AMENDED AND RESTATED GLOBAL SECURITY AGREEMENT (the “Agreement”) is entered into as of February 5, 2016, by and among (i) CoroWare, Inc., a Delaware corporation (“CoroWare”), and (ii) each Subsidiary and Affiliate of CoroWare listed on Schedule 1 attached hereto (collectively, the “Subsidiaries,” and together with CoroWare, jointly, severally, and collectively, the “Grantors”) in favor of YA Global Investments, L.P. (the “Secured Party”).

WHEREAS, this Agreement is given in connection with the terms of a certain Forbearance Agreement (as the same may be amended, modified, extended, restated, supplemented and in effect from time to time, the “Forbearance Agreement”), dated as of the date hereof, by and between CoroWare and the Secured Party;

WHEREAS, each of the Grantors has executed and delivered (i) a Global Guaranty Agreement, dated as of the date hereof, in favor of the Secured Party pursuant to which the Grantors absolutely and unconditionally guarantee to the Secured Party the payment and performance of all now existing and hereafter arising Obligations (as the same may be amended, modified, extended, restated, supplemented and in effect from time to time, the “Guaranty”), and (ii) an Amended and Restated Intellectual Property Security Agreement, dated as of the date hereof (as the same may be amended, modified, extended, restated, supplemented and in effect from time to time, the “IP Security Agreement”);

WHEREAS, in connection with the financial accommodations to CoroWare by the Secured Party under an Amended, Restated and Consolidated Secured Convertible Debenture and a Forbearance Agreement or otherwise, the Grantors will directly benefit from the extension of such financial accommodations as part of the affiliated business operations of CoroWare and the other Grantors.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.

DEFINITIONS AND INTERPRETATIONS

1.1 Recitals.

The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

1.2 Interpretations.

Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.

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1.3 Definitions.

(a) To the extent used in this Agreement and not defined herein, terms defined in the UCC shall have the meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) ascribed to such terms in the UCC or in the Forbearance Agreement, as applicable. To the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the UCC, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

(b) As used in this Agreement, the following terms shall have the meanings indicated below (such meanings to be equally applicable to both the singular and plural forms of such terms):

“Collateral” has the meaning set forth in Section 2.1.

“Convertible Debenture” shall mean the Amended, Restated and Consolidated Secured Convertible Debenture of even date herewith given by CoroWare to the Secured Party.

“Event of Default” shall mean (i) a Grantor defaulting in any of its obligations under this Agreement; or (ii) the occurrence of a default or event of default under any of the other Financing Agreements.

“Financing Documents” shall have the meaning ascribed to it in the Forbearance Agreement.

“GAAP” shall mean generally accepted accounting principles in the United States of America.

“Indemnified Person” shall have the meaning given in Section 8.8.

“Intellectual Property” shall mean all present and future trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing. Schedule 4 attached hereto sets forth all Intellectual Property of the Grantors (as such Schedule may be amended, modified or supplemented from time to time).

“Lien” has the meaning set forth in Section 4.2.

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“Material Adverse Effect” shall mean any material and adverse effect as determined by the Secured Party in its reasonable discretion upon (a) the Grantors’ assets, business, operations, properties or condition, financial or otherwise; (b) the Grantors’ ability to make payment as and when due of all or any part of the Obligations; or (c) the Collateral.

“Obligations” shall mean and include any and all debts, liabilities, obligations, covenants and duties owing by any Grantor to the Secured Party and the Other Lends, now existing or hereafter arising of every nature, type, and description, whether liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, or contingent, and whether or not evidenced by a note, guaranty or other instrument, and any amendments, extensions, renewals or increases thereof, including, without limitation, all those under (i) the Financing Agreements; (ii) any agreement or document related to the Financing Agreements; or (iii) any other or related documents, and including any interest accruing thereon after insolvency, reorganization or like proceeding relating to the Grantors, whether or not a claim for post-petition interest is allowed in such proceeding, and all costs and expenses of the Secured Party incurred in the enforcement, collection or otherwise in connection with any of the foregoing, including, but not limited to, reasonable attorneys’ fees and expenses and all obligations of the Grantors to the Secured Party to perform acts or refrain from taking any action.

“Permitted Indebtedness” shall mean: (i) indebtedness evidenced by the Convertible Debenture and any other indebtedness owed to the Secured Party; (ii) indebtedness incurred solely for the purpose of financing the acquisition or lease of any equipment by the Grantors, including capital lease obligations with no recourse other than to such equipment; (iii) indebtedness (A) the repayment of which has been subordinated to the payment of the Obligations on terms and conditions acceptable to the Secured Party, including with regard to interest payments and repayment of principal, (B) which does not mature or otherwise require or permit redemption or repayment prior to or on the 91st day after the maturity date of any Convertible Debenture then outstanding; and (C) which is not secured by any assets of the Grantors; (iv) indebtedness solely between a Grantor and/or one of its domestic subsidiaries, on the one hand, and a Grantor and/or one of its domestic subsidiaries, on the other which indebtedness is not secured by any assets of such Grantor or any of its subsidiaries, provided that (x) in each case a majority of the equity of any such domestic subsidiary is directly or indirectly owned by a Grantor, such domestic subsidiary is controlled by a Grantor and such domestic subsidiary has joined this Agreement as a Grantor hereunder, and (y) any such loan shall be evidenced by an intercompany note that is pledged by such Grantor or its subsidiary, as applicable, as collateral pursuant to this Agreement; (v) reimbursement obligations in respect of letters of credit issued for the account of a Grantor or any of its subsidiaries for the purpose of securing performance obligations of such Grantor or its subsidiaries incurred in the ordinary course of business so long as the aggregate face amount of all such letters of credit does not exceed $50,000 at any one time; and (vi) renewals, extensions and refinancing of any indebtedness described in clause (i) or (ii) of this subsection.

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“Permitted Liens” shall mean (1) the security interest created by this Agreement, (2) any other security interest granted to the Secured Party, (3) existing Liens disclosed by each Grantor on Schedule 4.2; (4) inchoate Liens for taxes, assessments or governmental charges or levies not yet due, as to which the grace period, if any, related thereto has not yet expired, or being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (5) Liens of carriers, materialmen, warehousemen, mechanics and landlords and other similar Liens which secure amounts which are not yet overdue by more than 60 days or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (6) non-exclusive licenses, sublicenses, leases or subleases granted to other persons in accordance with the terms of the Forbearance Agreement and which do not materially interfere with the conduct of the business of the Grantors; (7) Liens securing capitalized lease obligations and purchase money indebtedness incurred solely for the purpose of financing an acquisition or lease; (8) easements, rights-of-way, restrictions, encroachments, municipal zoning ordinances and other similar charges or encumbrances, and minor title deficiencies, in each case not securing debt and not materially interfering with the conduct of the business of the Grantors and not materially detracting from the value of the property subject thereto; (9) Liens arising out of the existence of judgments or awards which judgments or awards do not constitute an Event of Default; (10) Liens incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance, pension liabilities and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature (other than appeal bonds) incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); (11) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) and contractual set-off rights held by such banking institution and which are within the general parameters customary in the banking industry and only burdening deposit accounts or other funds maintained with a creditor depository institution; (12) usual and customary set-off rights in leases and other contracts; and (13) escrows in connection with acquisitions and dispositions.

“Real Estate” means all leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Grantor, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New Jersey; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9 of the UCC; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New Jersey, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

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ARTICLE 2.

SECURITY INTEREST

2.1 Grant of Security Interest.

(a) As security for the payment or performance in full of the Obligations, each Grantor hereby pledges to the Secured Party, its successors and assigns, and hereby grants to the Secured Party, its successors and assigns, a security interest in and to all assets and personal property of each Grantor, wherever located and whether now or hereinafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including without limitation, all Goods, Inventory, Equipment, Fixtures, Instruments, Documents, Accounts, Contracts and Contract Rights, Chattel Paper, Deposit Accounts, Money, Letters of Credit and Letter-of-Credit Rights, Commercial Tort Claims, Securities and all other Investment Property, General Intangibles, Farm Products, all books and records and information relating to any of the foregoing, all Supporting obligations, and any and all Proceeds and products of any and all of the foregoing, and as more particularly described on Exhibit A attached hereto (collectively, the “Collateral”)

(b) Simultaneously with the execution and delivery of this Agreement, each Grantor shall make, execute, acknowledge, file, record and deliver to the Secured Party such documents, instruments, and agreements, including, without limitation, financing statements, mortgages, certificates, affidavits and forms as may, in the Secured Party’s reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Collateral.

(c) In the event that any Grantor obtains title to any Real Estate, such Grantor shall promptly execute and deliver an original mortgage, deed of trust, or other instrument in a form and substance acceptable to the Secured Party in all respects sufficient to provide the Secured party with a perfected first priority lien on such Real Estate.

2.2 No Assumption of Liability.

The security interest in the Collateral is granted as security only and shall not subject the Secured Party to, or in any way alter or modify any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE 3.

ATTORNEY-IN-FACT; PERFORMANCE

3.1 Secured Party Appointed Attorney-In-Fact.

Each Grantor hereby appoints the Secured Party as its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of each Grantor or otherwise, from time to time in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement or for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest in the Collateral, including, without limitation, to (a) file one or more financing statements, continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) or other documents; (b) receive and collect all instruments made payable to a Grantor representing any payments in respect of the Collateral or any part thereof and to give full discharge for the same; (c) demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as and when the Secured Party may determine, and (d) to execute and complete in the name of one or more Grantors such documents and forms as may be necessary to transfer any domain names and related content to the Secured Party or its designee, including without limitation, completing and submitting online forms in the name of a Grantor and taking all actions necessary in connection therewith. To facilitate collection, the Secured Party may notify account debtors and obligors on any Collateral to make payments directly to the Secured Party. The foregoing power of attorney is a power coupled with an interest and shall be irrevocable until all Obligations are paid and performed in full. The Grantors agree that the powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers.

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3.2 Secured Party May Perform.

If a Grantor fails to perform any agreement contained herein, the Secured Party, at its option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by the Grantors under Section 8.4.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

4.1 Authorization: Enforceability.

Each of the parties hereto represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights or by the principles governing the availability of equitable remedies.

4.2 Ownership of Collateral; Priority of Security Interest.

Each Grantor represents and warrants that it is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance (each, a “Lien”) except for the Permitted Liens. Except for the Permitted Liens, (i) the security interest granted to the Secured Party hereunder shall be a first priority security interest subject to no other Liens, and (ii) no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

4.3 Location of Collateral.

The Collateral is or will be kept at the address(es) of each Grantor set forth on Schedule 4.3 attached hereto. Unless otherwise provided herein, the Grantors will not remove any Collateral from such locations without the prior written consent of the Secured Party.

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4.4 Location, State of Incorporation and Name of Grantors.

Each Grantor’s principal place of business; state of incorporation, organization or formation; organization id; and exact legal name is set forth on Schedule 4.4 attached hereto.

4.5 Solvency.

Each of the Companies is able to pay its debts as they mature, has capital sufficient to carry on its business, and the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities (except for certain derivative liabilities related to the Convertible Debentures).

4.7 SEC Documents; Financial Statements.

CoroWare has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the two years preceding the date hereof (or such shorter period as CoroWare was required by law or regulation to file such material) (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”) on timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of CoroWare included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of each Grantor as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

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ARTICLE 5.

DEFAULT; REMEDIES; SUBSTITUTE COLLATERAL

5.1 Method of Realizing Upon the Collateral: Other Remedies.

If any Event of Default shall have occurred and be continuing:

(a) The Secured Party may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Secured Party’s name or into the name of its nominee or nominees (to the extent the Secured Party has not theretofore done so) and thereafter receive, for the benefit of the Secured Party, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party that is reasonably convenient to both parties, and the Secured Party may enter into and occupy any premises owned or leased by a Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Secured Party’s rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Secured Party may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that such Grantor may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof. Each Grantor hereby acknowledges that (i) any such sale of the Collateral by the Secured Party may be made without warranty, (ii) the Secured Party may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Collateral. In connection with such exercise of rights, the Secured Party shall have an irrevocable non-exclusive, royalty free license to use the Intellectual Property, which shall include a right for the Secured Party to grant one or more non-exclusive sublicenses to use the Intellectual Property.

(b) Any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral may be applied (after payment of any amounts payable to the Secured Party pursuant to Section 8.4 hereof) by the Secured Party against, all or any part of the Obligations in such order as the Secured Party shall elect, consistent with the provisions of the Forbearance Agreement. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

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(c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Party is legally entitled, the Grantors shall be liable for the deficiency, together with interest thereon at the rate specified in the Convertible Debentures for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Secured Party to collect such deficiency.

(d) Each Grantor hereby acknowledges that if the Secured Party complies with any applicable state, provincial, or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(e) The Secured Party shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Secured Party’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent permitted by applicable law, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent permitted by applicable law, each Grantor hereby irrevocably waives the benefits of all such laws.

5.2 Duties Regarding Collateral.

The Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Collateral actually in the Secured Party’s possession.

ARTICLE 6.

AFFIRMATIVE COVENANTS

So long as any of the Obligations shall remain outstanding, unless the Secured Party shall otherwise consent in writing:

6.1 Existence, Properties, Etc.

Each Grantor (a) shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary (i) to maintain such Grantor’s due organization, valid existence and good standing under the laws of its state of incorporation, and (ii) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have a Material Adverse Effect; and (b) shall not do, or cause to be done, any act impairing the Grantor’s corporate power or authority (i) to carry on such Grantor’s business as now conducted, and (ii) to execute or deliver this Agreement or any other agreement or document delivered in connection herewith, including, without limitation, the other Financing Agreements to which it is or will be a party, or perform any of its obligations hereunder or thereunder.

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6.2 Financial Statements and Reports.

Each Grantor shall furnish to the Secured Party within a reasonable time such financial data as the Secured Party may reasonably request, including without limitation, an updated perfection certificate on the Secured Party’s then standard form to be executed and delivered by each of the Grantors to the Secured Party on or before the first business day in February of each calendar year.

6.3 Accounts and Reports.

Each Grantor shall maintain a standard system of accounting in accordance with GAAP and provide, at its sole expense, to the Secured Party the following:

(a) as soon as available, a copy of any notice or other communication alleging any nonpayment or other material breach or default, or any foreclosure or other action respecting any material portion of its assets and properties, received respecting any of the indebtedness of such Grantor in excess of $50,000 (other than the Obligations), or any demand or other request for payment under any guaranty, assumption, purchase agreement or similar agreement or arrangement respecting the indebtedness or obligations of others in excess of $50,000; and

(b) within fifteen (15) days after the making of each submission or filing, a copy of any report, financial statement, notice or other document, whether periodic or otherwise, submitted to the shareholders of the Grantors, or submitted to or filed by the Grantors with any governmental authority involving or affecting (i) the Grantors that could reasonably be expected to have a Material Adverse Effect; (ii) the Obligations; (iii) any part of the Collateral; or (iv) any of the transactions contemplated in this Agreement or the other Financing Agreements (except, in each case, to the extent any such submission, filing, report, financial statement, notice or other document is posted on EDGAR Online).

6.4 Maintenance of Books and Records: Inspection.

Each Grantor shall maintain its books, accounts and records in accordance with GAAP, and permit the Secured Party, its officers and employees and any professionals designated by the Secured Party in writing, at any time during normal business hours and upon reasonable notice to visit and inspect any of its properties (including but not limited to the collateral security described in the Financing Agreements), corporate books and financial records, and to discuss its accounts, affairs and finances with any employee, officer or director thereof (it being agreed that, unless an Event of Default shall have occurred and be continuing, there shall be no more than two (2) such visits and inspections in any fiscal year).

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6.5 Maintenance and Insurance.

(a) Each Grantor shall maintain or cause to be maintained, at its own expense, all of its material assets and properties in good working order and condition, ordinary wear and tear excepted, making all necessary repairs thereto and renewals and replacements thereof.

(b) The Grantors shall maintain or cause to be maintained, at their own expense, insurance in form, substance and amounts (including deductibles), which the Grantors deem reasonably necessary to the Grantors’ business, (i) adequate to insure all assets and properties of the Grantors of a character usually insured by persons engaged in the same or similar business against loss or damage resulting from fire or other risks included in an extended coverage policy; (ii) against public liability and other tort claims that may be incurred by the Grantors; (iii) as may be required by the Financing Agreements and/or applicable law and (iv) as may be reasonably requested by Secured Party, all with financially sound and reputable insurers.

6.6 Contracts and Other Collateral.

Each Grantor shall perform all of its obligations under or with respect to each instrument, receivable, contract and other intangible included in the Collateral to which such Grantor is now or hereafter will be party on a timely basis and in the manner therein required, including, without limitation, this Agreement, except to the extent the failure to so perform such obligations would not reasonably be expected to have a Material Adverse Effect.

6.7 Defense of Collateral, Etc.

Each Grantor shall defend and enforce (a) its right, title and interest in and to any part of the Collateral; and (b) if not included within the Collateral, those assets and properties whose loss would reasonably be expected to have a Material Adverse Effect, each against all manner of claims and demands on a timely basis to the full extent permitted by applicable law (other than any such claims and demands by holders of Permitted Liens).

6.8 Taxes and Assessments.

Each Grantor shall (a) file all material tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency (taking into account any extensions of the original due date), (b) pay and discharge all material taxes, assessments and governmental charges or levies imposed upon a Grantor, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all material taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Grantors in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto if and to the extent required by GAAP.

6.9 Compliance with Law and Other Agreements.

Each Grantor shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which a Grantor is a party or by which such Grantor or any of its properties is bound, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

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6.10 Notice of Default.

The Grantors will immediately notify the Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and the amount or an estimate of the amount of such loss or diminution. The Grantors shall promptly notify the Secured Party of any condition or event which constitutes, or would constitute with the passage of time or giving of notice or both, an Event of Default, and promptly inform the Secured Party of any events or changes in the financial condition of any Grantor occurring since the date of the last financial statement of such Grantor delivered to the Secured Party, which individually or cumulatively when viewed in light of prior financial statements, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of the Grantors.

6.11 Notice of Litigation.

Each Grantor shall give notice, in writing, to the Secured Party of (a) any actions, suits or proceedings wherein the amount at issue is in excess of $50,000, instituted by any person against a Grantor, or affecting any of the assets of such Grantor, and (b)any dispute, not resolved within fifteen (15) days of the commencement thereof, between a Grantor on the one hand and any governmental or regulatory body on the other hand, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of such Grantor.

6.12 Future Subsidiaries.

If any Grantor shall hereafter create or acquire any Subsidiary, simultaneously with the creation or acquisition of such subsidiary, such Grantor shall cause such Subsidiary to become a party to this Agreement as an additional “Grantor” hereunder, and to duly execute and deliver a guaranty of the Obligations in favor of the Secured Party in form and substance reasonably acceptable to the Secured Party, and to duly execute and/or deliver such other documents, in form and substance reasonably acceptable to the Secured Party, as the Secured Party shall reasonably request with respect thereto, including, without limitation, a mortgage to the extent such Subsidiary owns any Real Estate.

6.13 Changes to Identity.

Each Grantor will (a) give the Secured Party at least 30 days’ prior written notice of any change in such Grantor’s name, identity or organizational structure, (b) maintain its jurisdiction of incorporation, organization or formation as set forth on Schedule 4.4 attached hereto, (c) immediately notify the Secured Party upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number.

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6.14 Perfection of Security Interests.

(a) Financing Statements. The Grantors hereby irrevocably authorize the Secured Party, at the sole cost and expense of the Grantors, at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Grantors or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. The Grantors agree to furnish any such information to the Secured Party promptly upon request. The Grantors also ratify their authorization for the Secured Party to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. The Grantors acknowledge that they are not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Secured Party and agree that they will not do so without the prior written consent of the Secured Party. The Grantors acknowledge and agree that this Agreement constitutes an authenticated record.

(b) Possession. The Grantors (i) shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where the Secured Party chooses to perfect its security interest by possession in addition to the filing of a financing statement; and (ii) will, where the Collateral is in the possession of a third party, join with the Secured Party in notifying the third party of the Secured Party’s security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of the Secured Party.

(c) Control. The Grantors will cooperate with the Secured Party in obtaining control with respect to the Collateral consisting of (i) Investment Property, (ii) Letters of Credit and Letter-of-Credit Rights and (iii) electronic Chattel Paper.

(d) Marking of Chattel Paper. The Grantors will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to the Secured Party indicating that the Secured Party has a security interest in the Chattel Paper.

6.15 Notice of Commercial Tort Claims. Attached as Schedule 6.15 is a list of all Commercial Tort Claims of the Grantors (as such Schedule may be amended, modified or supplemented from time to time). If any Grantor shall at any time acquire a Commercial Tort Claim, such Grantor shall immediately notify the Secured Party in a writing signed by such Grantor which shall (a) provide brief details of said claim and (b) grant to the Secured Party a security interest in said claim and in the proceeds thereof, all upon the terms of this Agreement, in such form and substance satisfactory to the Secured Party.

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6.16 Licenses.

(a) Grantors shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that Grantors may cancel, surrender or release any material License Agreement in the ordinary course of the respective businesses of Grantors; provided, that, Grantors shall give Secured Party not less than thirty (30) days prior written notice of their intention to so cancel, surrender and release any such material License Agreement, (iv) give Secured Party prompt written notice of any material License Agreement entered into by any Grantor after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Secured Party may request, (v) give Secured Party prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to Secured Party (promptly upon the receipt thereof by any Grantor in the case of a notice to a Grantor, and concurrently with the sending thereof in the case of a notice from a Grantor) a copy of each notice of default and every other notice and other communication received or delivered by a Grantor in connection with any material License Agreement which relates to the right of any Grantor to continue to use the property subject to such License Agreement, and (vi) furnish to Secured Party, promptly upon the request of Secured Party, such information and evidence as Secured Party may require from time to time concerning the observance, performance and compliance by Grantors or the other party or parties thereto with the terms, covenants or provisions of any material License Agreement.

(b) Grantors will either exercise any option to renew or extend the term of each material License Agreement in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Secured Party or give Secured Party prior written notice that a Grantor does not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than sixty (60) days prior to the date of any such non-renewal or expiration. In the event of the failure of any Grantor to extend or renew any material License Agreement, Secured Party shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Secured Party or in the name and behalf of Grantors, as Secured Party shall determine at any time that an Event of Default shall exist or have occurred and be continuing. Secured Party may, but shall not be required to, perform any or all of such obligations of any Grantors under any of the License Agreements, including, but not limited to, the payment of any or all sums due from any Grantor thereunder. Any sums so paid by Secured Party shall constitute part of the Obligations.

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ARTICLE 7.

NEGATIVE COVENANTS

So long as any of the Obligations shall remain outstanding, unless the Secured Party shall otherwise consent in writing, each Grantor covenants and agrees that it shall not:

7.1 Transfers; Liens and Encumbrances.

(a) Sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral, except the Grantors may (i) sell or dispose of Inventory in the ordinary course of business, and (ii) sell or dispose of assets the Grantors have determined, in good faith, not to be useful in the conduct of its business, and (iii) sell or dispose of accounts in the course of collection in the ordinary course of business consistent with past practice.

(b) Directly or indirectly make, create, incur, assume or permit to exist any Lien in, to or against any part of the Collateral other than Permitted Liens.

(c) The Grantors covenant and agree that they will not, without the express written consent of the Secured Party, grant any license (whether exclusive or non-exclusive) to use the Intellectual Property to any party other than another Grantor, except that prior to the occurrence of an Event of Default, the Grantors may, in the ordinary course of business, grant non-exclusive licenses to use the Intellectual Property to unrelated third parties which are customers of a Grantor in connection with arms-length transactions, provided that such non-exclusive licenses do not impair the value of the Intellectual Property. To the extent that the Grantors wish to seek the Secured Party’s consent to the granting of a license to use Intellectual Property other than as expressly permitted above, then the Grantors shall provide the Secured Party with a written request for such consent, which request shall be accompanied by a copy of the proposed license and any documents, instruments, and agreements related thereto or to be entered into in connection with such license, and such other information regarding the proposed license as the Secured Party may require. The Secured Party shall endeavor to respond to such request within ten (10) days of its receipt of such request, provided, however, that if the Secured Party does not reply within such ten (10) day period, then such request shall be deemed to have been denied by the Secured Party. Further, the Secured Party shall not have been deemed to have consented to any proposed license unless the Secured Party has provided such consent in a writing executed by a duly authorized representative of the Secured Party and delivered to the Grantors. The decision by the Secured Party on whether to grant or withhold its consent to a proposed license shall be made by the Secured Party in its sole and exclusive discretion, and the Secured Party shall have no obligation whatsoever to consent to any proposed license.

7.2 Restriction on Redemption and Cash Dividends

Directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of the Secured Party.

7.3 Incurrence of Indebtedness.

Directly or indirectly, incur or guarantee, assume or suffer to exist any indebtedness, other than the indebtedness evidenced by the Convertible Debentures and other Permitted Indebtedness.

7.4 Places of Business.

Change its state of organization or its principal place of business without the written consent of the Secured Party.

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ARTICLE 8.

MISCELLANEOUS

8.1 Notices.

All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on: (a) the date of delivery, if delivered in person or by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by certified mail, return receipt requested to the party entitled to receive the same:

If to the Secured Party:

YA Global Investments, L.P.
1012 Springfield Avenue
Mountainside, New Jersey 07302
Attention: Mr. Troy Rillo

If to Grantors:	c/o CoroWare, Inc.
601 108th Avenue NE, Suite 1900
Bellevue, WA 98004
Attn: Mr. Lloyd Spencer

Any party may change its address by giving notice to the other party stating its new address. Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party’s address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

8.2 Security Interest Absolute. All rights of the Secured Party hereunder, the security interest in the Collateral and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any of the Financing Agreements, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Financing Agreements or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, (d) the existence of any claim, set-off or other right which any Grantor may have at any time against any other Grantor or the Secured Party, whether in connection herewith or any unrelated transaction.

8.3 Severability.

If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

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8.4 Expenses.

In the event of an Event of Default, the Grantors will pay to the Secured Party the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel, which the Secured Party may incur in connection with: (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Collateral; (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by a Grantor to perform or observe any of the provisions hereof.

8.5 Waivers, Amendments, Etc.

The Secured Party’s delay or failure at any time or times hereafter to require strict performance by a Grantor of any undertakings, agreements or covenants shall not waive, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith. Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of a Grantor contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party in the case of any such waiver, and signed by the Secured Party and the Grantors in the case of any such amendment, change or modification.

8.6 Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall: (i) remain in full force and effect so long as any of the Obligations shall remain outstanding; (ii) be binding upon each Grantor and its successors and assigns; and (iii) inure to the benefit of the Secured Party and its successors and assigns. Upon the payment or satisfaction in full of the Obligations, this Agreement and the security interest created hereby shall terminate, and, in connection therewith, each Grantor shall be entitled to the return, at its expense, of such of the Collateral as shall not have been sold in accordance with this Agreement or otherwise applied pursuant to the terms hereof and the Secured Party shall deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

8.7 Independent Representation.

Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

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8.8 Indemnification.

In addition to the indemnification provisions under the other Financing Agreements, each of the Grantors hereby covenants and agrees to indemnify, defend and hold harmless the Secured Party and its investment manager, and each of the foregoing parties’ respective agents, servants, attorneys, advisors, officers, directors, employees, affiliates, partners, members, managers, predecessors, successors, and assigns (each an “Indemnified Person”) of, to, and from any loss, judgment, liability, claim, cause of action, or demand, and all costs and expenses (including reasonable attorneys’ fees) which may be incurred, suffered, made, brought, threatened, or instituted by or against any person indemnified hereby for any reason whatsoever on account of, arising out of, or in any way relating to the actions or inactions of one or more of the Grantors, including without limitation (i) any matter, fact, event, or act or omission relating to the Collateral, and/or the Grantors’ maintenance and management of the Collateral, including any damage to the Collateral or claims threatened or brought against the Secured Party with respect to the Collateral and/or any of the Grantors’ acts and/or omissions in connection with the same, (ii) claims threatened or brought by one or more third parties against the Grantors, or any of its affiliates or subsidiaries, (iii) claims threatened or brought by any party against the Secured Party, or any of its affiliates concerning or arising from the actions or inactions of any of the Grantors, the Collateral, and the Financing Agreements. this Agreement, or otherwise; and/or (iv) this Agreement. The Secured Party may defend any such claim, cause of action, or demand at the sole cost and expense of the Grantors, with counsel designated by the Secured Party and to the exclusion of the Grantors, or the Secured Party may call upon the Grantors to defend such action at the Grantors’ sole cost and expense. the Secured Party may, in the Secured Party’s sole and exclusive discretion, adjust, settle, or compromise any such claim, cause of action, or demand made upon the Secured Party, and the Grantors shall indemnify the Secured Party for any such amount so adjusted, settled, or compromised, as well as all costs and expenses (including attorneys’ fees) incurred in connection therewith.

8.9 Applicable Law: Jurisdiction.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Union County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Union County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph, provided, however, that nothing herein shall prevent the Secured Party from enforcing its rights and remedies (including, without limitation, by filing a civil action) with respect to the Collateral and/or the Grantors in any other jurisdiction in which the Collateral and/or the Grantors may be located.

8.10 Non-Interference.

From and after the occurrence of an Event of Default, the Grantors agree:

(a) Not to interfere with the exercise by the Secured Party of any of its rights and remedies under this Agreement, the other Financing Agreements, and/or applicable law;

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(b) They shall not seek to distrain or otherwise hinder, delay, or impair the Secured Party’s efforts to realize upon any Collateral or otherwise to enforce its rights and remedies pursuant to this Agreement, the Financing Agreements, and/or applicable law, and shall at all times cooperate with the Secured Party’s exercise of its rights and remedies under this Agreement, the Financing Agreements, and/or applicable law; and

(c) The provisions of this Section shall be specifically enforceable by the Secured Party.

8.11 Automatic Stay.

The Grantors agree that upon the filing of any Petition for Relief by or against any of the Grantors under the United States Bankruptcy Code, the Secured Party shall be entitled to immediate and complete relief from the automatic stay with respect to such Grantor or Grantors, and Secured Party shall be permitted to proceed to protect and enforce its rights and remedies under applicable law. The Grantors hereby expressly assent to, and covenant and agree not to oppose, any motion filed by the Secured Party seeking relief from the automatic stay. The Grantors further hereby expressly WAIVE the protections afforded under Section 362 of the United States Bankruptcy Code with respect to the Secured Party.

8.12 Credit Bidding.

The Grantors hereby expressly acknowledge and agree, in further consideration for the Secured Party entering into this Agreement, that the Secured Party shall be permitted to credit bid the Obligations at any auction and/or sale, including without limitation, at any auction and/or other sale conducted under or in connection with any of the sections or chapters of the United States Bankruptcy Code. The Grantors hereby further acknowledge and agree that this provision is a material inducement to the Secured Party entering into this Agreement, and the Grantors have been represented by experienced counsel in connection with entering into this Agreement. The Secured Party, in turn, acknowledges that this paragraph shall not be construed as a restriction or prohibition on Grantors’ respective rights to file any voluntary petition or make application for or seek relief or protection under the United States Bankruptcy Code.

8.13 Waiver of Jury Trial.

AS A FURTHER INDUCEMENT FOR THE SECURED PARTY TO MAKE FINANCIAL ACCOMMODATIONS TO THE COMPANIES OR ANY GRANTOR, EACH GRANTOR HEREBY WAIVES, TO THE FULLEST PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS RELATED TO THIS TRANSACTION.

8.14 Right of Set Off.

The Grantors hereby grant to the Secured Party, a lien, security interest and right of setoff as security for all liabilities and obligations to the Secured Party, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Secured Party or any of its affiliates, or any entity under the control of the Secured Party, or in transit to any of them. At any time, without demand or notice, the Secured Party may set off the same or any part thereof and apply the same to any liability or obligation of the Grantors even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE THE SECURED PARTY TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE GRANTORS, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

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8.15 Liability of Grantors.

Notwithstanding any provision herein or in any other Loan Instrument, the Grantors, and each of them, are and shall be jointly and severally liable for any and all Obligations (whether any such Obligation is specified as an obligation of the Grantors or of any of them).

8.16 Waiver of Claims.

The Grantors acknowledge and agree that they have no offsets, defenses, claims, or counterclaims against the Secured Party or its officers, directors, employees, attorneys, representatives, parents, affiliates, predecessors, successors, or assigns with respect to the Collateral, the Financing Agreements, the Obligations, or otherwise, and that if the Grantors now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Secured Party or its officers, directors, employees, attorneys, representatives, affiliates, predecessors, successors, or assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Grantors hereby RELEASE the Secured Party and its officers, directors, employees, attorneys, representatives, affiliates, predecessors, successors, and assigns from any liability therefor.

8.17 Counterparts; Facsimile Signatures.

This Agreement may be executed and delivered by exchange of facsimile signatures of the Secured Party and the Grantors, and those signatures need not be affixed to the same copy. This Agreement may be executed in any number of counterparts.

8.18 Entire Agreement.

This Agreement and the other documents or agreements delivered in connection herewith contain the entire understanding among the parties and supersede any prior agreement or understanding among them with respect to the subject matter hereof.

8.19 Amended and Restated Agreement.

This Agreement shall amend and restate all prior security agreements in favor of Secured Party, including the two Security Agreements dated as of July 20, 2006, one by CoroWare and the other by CT, and the Security Agreement dated as of November 2, 2007 by CoroWare, CT, and the other parties identified therein (as amended and in effect, the “Existing Agreement”). This Agreement is not in any way intended to constitute a novation of the obligations and liabilities existing under the Existing Agreement or evidence payment of all or any portion of such obligations and liabilities.

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IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Global Security Agreement as of the date first above written.

COROWARE, INC.

By:
Name:	Lloyd Spencer
Title:	President

COROWARE TECHNOLOGIES, INC.

By:
Name:	Lloyd Spencer
Title:	President

ROBOTIC WORKSPACE TECHNOLOGIES, INC.

By:
Name:	Lloyd Spencer
Title:	President

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Global Security Agreement as of the date first above written.

SECURED PARTY:

YA GLOBAL INVESTMENTS, L.P.

By:	Yorkville Advisors, LLC,
its Investment Manager

By:
Name:
Title:

exhibit A

(Definition of Collateral)

For the purpose of securing prompt and complete payment and performance by the Grantors of all of the Obligations, each Grantor unconditionally and irrevocably hereby grants to the Secured Party a continuing security interest in and to, and lien upon, the following “Collateral” of the Grantors (all capitalized terms used herein and not defined in the Agreement shall have the respective meanings ascribed thereto in the UCC):

All personal property of each Grantor, wherever located and whether now or hereinafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including without limitation, all:

1. Goods;

2. Inventory, including, without limitation, all goods, merchandise and other personal property which are held for sale or lease, or are furnished or to be furnished under any contract of service or are raw materials, work-in-process, supplies or materials used or consumed in the Grantors’ business, and all products thereof, and all substitutions, replacements, additions or accessions therefor and thereto; and any cash or non-cash Proceeds of all of the foregoing;

3. Equipment, including, without limitation, all machinery, equipment, furniture, parts, tools and dies, of every kind and description, of the Grantors (including automotive equipment and motor vehicles), now owned or hereafter acquired by the Grantor, and used or acquired for use in the business of the Grantor, together with all accessions thereto and all substitutions and replacements thereof and parts therefor and all cash or non-cash Proceeds of the foregoing;

4. Fixtures, including, without limitation, all goods which are so related to particular real estate that an interest in them arises under real estate law and all accessions thereto, replacements thereof and substitutions therefor, including, but not limited to, plumbing, heating and lighting apparatus, mantels, floor coverings, furniture, furnishings, draperies, screens, storm windows and doors, awnings, shrubbery, plants, boilers, tanks, machinery, stoves, gas and electric ranges, wall cabinets, appliances, furnaces, dynamos, motors, elevators and elevator machinery, radiators, blinds and all laundry, refrigerating, gas, electric, ventilating, air-refrigerating, air-conditioning, incinerating and sprinkling and other fire prevention or extinguishing equipment of whatsoever kind and nature and any replacements, accessions and additions thereto, Proceeds thereof and substitutions therefor;

5. Instruments (including promissory notes);

6. Documents;

7. Accounts, including, without limitation, all Contract Rights and accounts receivable, health-care-insurance receivables, and license fees; any other obligations or indebtedness owed to the Grantor from whatever source arising; all rights of Grantor to receive any payments in money or kind; all guarantees of Accounts and security therefor; all cash or non-cash Proceeds of all of the foregoing; all of the right, title and interest of Grantors in and with respect to the goods, services or other property which gave rise to or which secure any of the accounts and insurance policies and proceeds relating thereto, and all of the rights of the Grantors as an unpaid seller of goods or services, including, without limitation the rights of stoppage in transit, replevin, reclamation and resale and all of the foregoing, whether now existing or hereafter created or acquired;

8. Contracts and Contract Rights, including, to the extent not included in the definition of Accounts, all rights to payment or performance under a contract not yet earned by performance and not evidenced by an Instrument or Chattel Paper;

9. Chattel Paper (whether tangible or electronic);

10. Deposit Accounts (and in and to any deposits or other sums at any time credited to each such Deposit Account);

11. Money, cash and cash equivalents;

12. Letters of Credit and Letter-of-Credit Rights (whether or not the Letter of Credit is evidenced by a writing);

13. Commercial Tort Claims;

14. Securities Accounts, Security Entitlements, Securities, Financial Assets and all other Investment Property, including, without limitation, all ownership or membership interests in any subsidiaries or affiliates (whether or not controlled by the Grantors);

15. General Intangibles, including, without limitation, all Payment Intangibles and Intellectual Property, tax refunds and other claims of the Grantors against any governmental authority, and all choses in action, insurance proceeds, goodwill customer lists, formulae, permits, research and literary rights, and franchises.

16. Farm Products;

17. All books and records and information (including all ledger sheets, files, computer programs, tapes and related data processing software) evidencing an interest in or relating to any of the foregoing and/or to the operation of the Grantors’ business, and all rights of access to such books and records, and information, and all property in which such books and records, and information are stored, recorded and maintained.

18. To the extent not already included above, all Supporting Obligations, and any and all cash and non-cash Proceeds, products, accessions, and/or replacements of any of the foregoing, including proceeds of insurance covering any or all of the foregoing.

SCHEDULE 1

(Subsidiaries and Affiliates)

CoroWare, Inc.

CoroWare Technologies, Inc.

Robotic Workspace Technologies, Inc.

SCHEDULE 4.3

(Addresses)

CoroWare, Inc.

601 108th Ave NE #1900

Bellevue, WA 98004

CoroWare Technologies, Inc.

601 108th Ave NE #1900

Bellevue, WA 98004

Robotic Workspace Technologies, Inc.

601 108th Ave NE #1900

Bellevue, WA 98004

SCHEDULE 4.4

(Location, State of Incorporation, Name)

CoroWare, Inc.

State of Incorporation: Delaware

601 108th Ave NE #1900

Bellevue, WA 98004

CoroWare Technologies, Inc.

State of Incorporation: Florida

601 108th Ave NE #1900

Bellevue, WA 98004

Robotic Workspace Technologies, Inc.

State of Incorporation: Florida

601 108th Ave NE #1900

Bellevue, WA 98004